Exhibit 16.1
June 1, 2026

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: MaxLinear, Inc.
File No. 001-34666

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of MaxLinear, Inc. dated May 28, 2026 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP